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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Kiniksa Pharmaceuticals, Ltd. of our report dated February 27, 2018, except for the effects of the reverse share split discussed in Note 14 to the consolidated financial statements, as to which the date is May 14, 2018, relating to the financial statements of Kiniksa Pharmaceuticals, Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2019

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  Exhibit 23.1